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                                                                       EXHIBIT 5





                            OPINION OF ALSTON & BIRD





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                         [Letterhead of Alston & Bird]


                               February 17, 1995

Bank South Corporation
55 Marietta Street
Atlanta, Georgia  30303

         Re:     Form S-8 Registration Statement

Gentlemen:

         We have acted as counsel for Bank South Corporation, a Georgia corporation (the "Company"), in the preparation of the referenced Form S-8 Registration Statement relating to the Gwinnett Bancshares, Inc. Stock Option Plan (the "Plan") to be assumed by the Company in connection with the merger of Gwinnett Bancshares, Inc. with and into the Company, and the proposed offer of up to 261,713 shares of the Company's common stock, $5.00 par value (hereinafter referred to as "Common Stock") upon exercise of options outstanding under the Plan. In connection with the preparation of said Registration Statement, we have examined originals or copies of corporate records, certificates of public officials and of officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

         On the basis of the foregoing, it is our opinion that the assumption of the Plan by the Company and the proposed offer thereunder of up to 261,713 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and the shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement on Form S-8 and further consent to the reference to our Firm wherever appearing in the Form S-8.


                                         ALSTON & BIRD



                                         By: /s/ LAURA G. THATCHER
                                            ------------------------------
                                              Laura G. Thatcher